EXHIBIT 99.1

News Release

Contact:	Garland W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL CORP.

ANNOUNCES PROPOSED REGISTERED OFFERING

Newport Beach, California – August 2, 2005

United PanAm Financial Corp., a California corporation (“UPFC”) (Nasdaq: UPFC) today announced that it intends to file a registration statement on Form S-3 to cover the offer and sale by a selling security holder, Pan American Financial, L.P., a Delaware limited partnership and principal shareholder of UPFC, of approximately 3,500,000 to 4,000,000 currently outstanding shares of UPFC common stock. UPFC plans to file the registration statement within the next eight weeks. All of the UPFC common stock to be sold under the registration statement will be sold by Pan American Financial, L.P.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any shares of UPFC common stock, nor shall there be any sale of UPFC common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This announcement is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the Company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.